SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 15, 2023 (the “Amendment Effective Date”), is among DZS Inc., a Delaware corporation, as Borrower, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS:

WHEREAS, the Borrower, the other Loan Parties party thereto, the Administrative Agent, and the lenders listed on the signature pages thereto have entered into that certain Credit Agreement dated as of February 9, 2022 (as the same has been or may hereafter be amended or otherwise modified and as amended hereby, the “Credit Agreement”).

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to certain amendments to the financial covenants in the Credit Agreement, and the Administrative Agent and the Required Lenders have agreed to amend the financial covenants, subject in all cases to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the Amendment Effective Date unless otherwise indicated:

ARTICLE 1

Definitions
Section 1.1
Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.
ARTICLE 2

Amendments

Subject to satisfaction of the conditions of effectiveness set forth in Article 4 of this Amendment, the parties hereto agree that, effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

Section 2.1
Amendments to Section 1.01.
(a)
The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “CBFR Spread”, “Term Benchmark/RFR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the Borrower’s first fiscal quarter ending after the Second Amendment Effective Date, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 1:

Category	Leverage Ratio	Term Benchmark/RFR Spread	CBFR Spread	Commitment Fee Rate
1	Greater than or equal to 2.50 to 1.00	4.00%	3.00%	0.40%
2	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	3.50%	2.50%	0.35%
3	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	3.25%	2.25%	0.30%
4	Less than 1.50 to 1.00	3.00%	2.00%	0.25%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower, based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided, at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, the Leverage Ratio shall be deemed to be in Category 1 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered.

(b)
The definition of “Payment Condition” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Payment Condition” shall be deemed to be satisfied with respect to a transaction if:

(a) no Event of Default has occurred and is continuing or would result immediately after giving effect to such transaction;

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 2

(b) immediately after giving effect to and at all times during the 30 consecutive day period immediately prior to such transaction, the Borrower shall have (A) Liquidity (or with respect to such 30 consecutive day period, an average of Liquidity for such 30 days) calculated on a pro forma basis after giving effect to such transaction of not less than $20,000,000 and (B) a Leverage Ratio for the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01, calculated on a pro forma basis after giving effect to such transaction, of not more than 2.25 to 1.00; and

(c) the Borrower has delivered to the Administrative Agent a Compliance Certificate for the fiscal quarter ending December 31, 2023 demonstrating compliance with the financial covenants set forth in Section 6.12.

(c)
The following definition is hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order to read in its entirety as follows:

“Second Amendment Effective Date” means February 15, 2023.

Section 2.2
Amendment to Section 5.01(d). Section 5.01(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(d) on or before the last Business Day of each calendar month, a 13-week rolling cash flow forecast in form and substance satisfactory to the Administrative Agent, which shall detail all sources and uses of cash on a weekly basis and which shall report any variances from the prior report;

Section 2.3
Amendment to Section 5.02. Section 5.02 of the Credit Agreement is hereby amended by deleting the amount to “$10,000,000” in each instance therein and inserting the amount “$5,000,000” in lieu thereof.
Section 2.4
Amendments to Section 6.01.
(a)
Section 6.01(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(i) [intentionally omitted];

(b)
Section 6.01(j) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(j) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (j) together with any Refinance Indebtedness in respect thereof permitted by clause (f) above, shall not exceed $5,000,000 at any time outstanding;

Section 2.5
Amendment to Section 6.02. Section 6.02 of the Credit Agreement by (i) inserting the word “and” at the end of clause (k) thereof, (ii) deleting the semicolon and the word “and” at the end of clause (l) thereof and inserting a period in lieu thereof, and (iii) deleting clause (m) thereof in its entirety.

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 3

Section 2.6
Amendments to Section 6.04.
(a)
Section 6.04(f) of the Credit Agreement is hereby amended by deleting the amount “$2,500,000” therein and inserting the amount “$1,000,000” in lieu thereof.
(b)
Section 6.04(n) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(n) so long as (i) no Event of Default exists immediately at the time of such Investment or immediately after giving effect thereto and (ii) the Borrower has delivered to the Administrative Agent a Compliance Certificate for the fiscal quarter ending December 31, 2023 demonstrating compliance with the financial covenants set forth in Section 6.12, Investments made in an aggregate amount not to exceed $1,000,000 at any time outstanding; and

Section 2.7
Amendment to Section 6.08(a). Section 6.08(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common Equity Interests payable solely in additional shares of its common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional shares of such preferred Equity Interests or in shares of its common Equity Interests, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower may make Restricted Payments, not exceeding $5,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other incentive or benefit plans for management, directors or employees of the Borrower and its Subsidiaries, (iv) so long as no Event of Default has occurred and is continuing or would result after giving effect to such payment, the Borrower and its Subsidiaries may make repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such repurchased Equity Interests represents a portion of the exercise price of such options or warrants, and (v) so long as no Event of Default has occurred and is continuing or would result after giving effect to such payment, repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof).

Section 2.8
Amendment to Section 6.12. Section 6.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 6.12 Financial Covenants.

(a) Leverage Ratio. The Borrower will not permit the Leverage Ratio, on the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2023 and each fiscal quarter thereafter during the term of this Agreement, to be greater than the ratio set forth below opposite such period below:

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 4

Fiscal Quarters Ending	Leverage Ratio
September 30, 2023	2.50 to 1.00
December 31, 2023 and thereafter	2.00 to 1.00

(b) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, on the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2023 and each fiscal quarter thereafter during the term of this Agreement and calculated for the period of the four consecutive fiscal quarters ending on such date, to be less than 1.25 to 1.00.

(c) Minimum Liquidity. The Borrower will not permit the Liquidity of the Borrower and its Subsidiaries, calculated on a consolidated basis, on or prior to September 30, 2023:

(i) to be less than (A) $30,000,000 on the last day of the fiscal quarter ending March 31, 2023 and (B) $35,000,000 on the last day of each of the fiscal quarters ending June 30, 2023 and September 30, 2023; and

(ii) to be less than $20,000,000 at any time.

(d) Minimum EBITDA. The Borrower will not permit EBITDA, calculated as of the end of the fiscal quarters of the Borrower ending March 31, 2023 and June 30, 2023 and, in each case, calculated for the fiscal quarter (and not the four quarter period) then ending, to be less than (i) ($1,000,000) for the fiscal quarter ending March 30, 2023 and (ii) $1 for the fiscal quarter ending June 30, 2023.

Section 2.9
Amendment to Exhibit D. Exhibit D to the Credit Agreement is hereby amended in its entirety to read as set forth in the Exhibit D attached hereto.
ARTICLE 3

Conditions Precedent
Section 3.1
Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)
The Administrative Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Amendment signed on behalf of such party (which, subject to Section 9.06(b) of the Credit Agreement, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) and (ii) duly executed copies of any other Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request at least two Business Days prior to the Amendment Effective Date in connection with the transactions contemplated by this Amendment, the Credit Agreement and the other Loan Documents, all in form and substance satisfactory to the Administrative Agent;
(b)
The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Amendment Effective Date;

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 5

(c)
Immediately after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects);
(d)
Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing;
(e)
No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect; and
(f)
The Administrative Agent and its counsel shall have completed all legal due diligence, the results of which shall be reasonably satisfactory to Administrative Agent in its sole discretion.
ARTICLE 4

Ratifications, Representations and Warranties
Section 4.1
Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the other Loan Parties, the Administrative Agent, and the Lenders party hereto agree that the Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. For all matters arising prior to the Amendment Effective Date (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Credit Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed; provided, notwithstanding the foregoing or anything to the contrary contained in the Credit Agreement, the parties hereto acknowledge and agree that the financial covenants set forth in Section 6.12 of the Credit Agreement (as unmodified by this Amendment) shall not be tested for the fiscal quarter ended December 31, 2022.
Section 4.2
Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows: (a) immediately after giving effect to this Amendment, no Default has occurred and is continuing; (b) immediately after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary organizational action and, if required, actions by the equity holders of such Loan Party and: (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents and routine Tax filings; (ii) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary; (iii) will not violate any of the organizational documents of any Loan Party or any

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 6

Subsidiary; (iv) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary; or (v) result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents; and (d) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
ARTICLE 5

Miscellaneous
Section 5.1
Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
Section 5.2
Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
Section 5.3
Loan Document. This Amendment is a Loan Document and is subject to the terms of the Credit Agreement.
Section 5.4
Expenses. As provided in the Credit Agreement, the Loan Parties, jointly and severally, agree to pay all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Amendment or any other documentation prepared in connection therewith (whether or not the transactions contemplated hereby or thereby shall be consummated).
Section 5.5
Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 5.6
Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the internal laws of the State of Texas, but giving effect to federal laws applicable to national banks.
Section 5.7
Successors and Assigns. This Amendment is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (a) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void)

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 7

and (b) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.04 of the Credit Agreement.
Section 5.8
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of (x) this Amendment, (y) any other Loan Document and/or (z) any Ancillary Document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment, the Credit Agreement, such other Loan Document or such Ancillary Document, as applicable.
Section 5.9
Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any other Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 5.10
Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.11
ENTIRE AGREEMENT. This Amendment, the Credit Agreement and the other Loan Documents, embody the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

[Signatures on following pages]

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 8

Executed as of the date first written above.

DZS INC.

By: /s/ Justin Ferguson

Justin Ferguson

Chief Legal Officer and Secretary

DZS CALIFORNIA INC.

By: /s/ Justin Ferguson

Justin Ferguson

Chief Legal Officer and Secretary

DZS INTERNATIONAL INC.

By: /s/ Justin Ferguson

Justin Ferguson

Chief Legal Officer and Secretary

DZS SERVICES INC.

By: /s/ Justin Ferguson

Justin Ferguson

Chief Legal Officer and Secretary

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank

By: /s/ Shiv Kariwala

Shiv Kariwala

Authorized Signatory

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

TEXAS CAPITAL BANK,

as a Lender

By: /s/ William J. Rolley

William J. Rolley

Executive Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

EXHIBIT D

COMPLIANCE CERTIFICATE

To: The Lenders party to the
Credit Agreement described below

This Compliance Certificate (“Certificate”), for the period ended [_________], 20[__], is furnished pursuant to that certain Credit Agreement dated as of February 9, 2022 (as amended, restated, modified, renewed or extended from time to time, the “Agreement”) among DZS Inc., a Delaware corporation (the “Borrower”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as the Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, SOLELY IN HIS OR HER CAPACITY AS A FINANCIAL OFFICER ON BEHALF OF THE BORROWER AND NOT INDIVIDUALLY, THAT:

1. I am the [_________________] of the Borrower and, as such, am familiar with the business, operations, affairs, financial condition, properties and assets of each of the Loan Parties.

2. The attached financial statements of the Borrower present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes].

3. Except as set forth in paragraph 6 below, (i) no Default has occurred which is continuing as of the date of this Certificate, (ii) no change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 5.01(a) of the Agreement, and (iii) no Immaterial Subsidiary has ceased to be an Immaterial Subsidiary.

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 6.12 of the Agreement, all of which data and computations are true, complete and correct.

5. Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this Certificate is delivered.

6. Described below are the exceptions, if any, referred to in paragraph 3 hereof by listing, in detail, the (i) nature of the Default, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event, (ii) change in GAAP or the application thereof and the effect of such change on the attached financial statements, or (iii) the Immaterial Subsidiaries that have ceased to be Immaterial Subsidiaries.

EXHIBIT D – Page 1

The foregoing certifications, together with the computations set forth in Schedules I and II hereto and the financial statements attached hereto as Annex A delivered with this Certificate in support hereof, are made and delivered this [___] day of [__________, ____].

DZS INC.

By:
Name:
Title:

EXHIBIT D – Page 2

Annex A to Compliance Certificate

Financial Statements

[See Attached.]

EXHIBIT D – Page 3

Schedule I to Compliance Certificate

Compliance as of _________, ____ with
Provisions of the Agreement

Leverage Ratio. The Borrower will not permit the Leverage Ratio, on the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2023 and each fiscal quarter thereafter during the term of this Agreement, to be greater than the ratio set forth below opposite such period below:

ARTICLE I Fiscal Quarters Ending	ARTICLE II Leverage Ratio
ARTICLE III September 30, 2023	ARTICLE IV 2.50 to 1.00
ARTICLE V December 31, 2023 and thereafter	ARTICLE VI 2.00 to 1.00

A) Funded Indebtedness	$_______________
- lesser of (i) Unrestricted Cash or (ii) one-half of B Total below	$_______________
A TOTAL (NET FUNDED INDEBTEDNESS)	$_______________
B) Net income	$_______________
+ interest expense	$_______________
+ income tax expense	$_______________
+ depreciation expense	$_______________
+ amortization expense	$_______________
+ extraordinary non-cash charges	$_______________
+ other non-cash charges	$_______________
+ non-cash stock based compensation expense	$_______________
+ business restructuring charges	$_______________
+ non-recurring expenses, fees, costs and charges incurred in connection with any proposed or actual Investment or issuance or incurrence of any Indebtedness not prohibited by the Agreement	$_______________
+ cost savings, operating expense reductions and cost synergies in connection with Permitted Acquisitions net of actual benefits realized	$_______________
+ one-time expenses for bad debt not to exceed $14,206,000	$_______________
+ non-recurring expenses, fees, costs and charges incurred in connection with any proposed issuance of Equity Interests which is not consummated, not to exceed $1,000,000	$_______________

EXHIBIT D – Page 4

+ non-recurring expenses, fees, costs and charges incurred in connection with any actual issuance of Equity Interests not prohibited by the Agreement	$_______________
- any cash payments made in respect of non-cash charges taken in a prior period	$_______________
- extraordinary gains and any non-cash items of income	$_______________
B TOTAL (EBITDA)	$_______________
A Total / B Total = Leverage Ratio	to 1.00

As of the Compliance Test Date shown above, the Leverage Ratio is _________ to 1.00

Compliance as of the Compliance Test Date shown above: [__] Yes [__] No

(b) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, on the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2023 and each fiscal quarter thereafter during the term of this Agreement and calculated for the period of the four consecutive fiscal quarters ending on such date, to be less than 1.25 to 1.00.

A) EBITDA (B Total above)	$_______________
- Unfinanced Capital Expenditures	$_______________
A TOTAL	$_______________
B) cash Interest Expense	$_______________
+ scheduled principal payments on Indebtedness actually made	$_______________
+ expense for taxes paid in cash	$_______________
+ Restricted Payments paid in cash	$_______________
+ Capital Lease Obligation payments	$_______________
B TOTAL (FIXED CHARGES)	$_______________
A Total / B Total = Fixed Charge Coverage Ratio	to 1.00

As of the Compliance Test Date shown above, the Fixed Charge Coverage Ratio is _________ to 1.00

Compliance as of the Compliance Test Date shown above: [__] Yes [__] No

EXHIBIT D – Page 5

(c) Minimum Liquidity. The Borrower will not permit the Liquidity of the Borrower and its Subsidiaries, calculated on a consolidated basis, on or prior to September 30, 2023:

(i) to be less than (A) $30,000,000 on the last day of the fiscal quarter ending March 31, 2023 and (B) $35,000,000 on the last day of each of the fiscal quarters ending June 30, 2023 and September 30, 2023; and

(ii) to be less than $20,000,000 at any time.

Unrestricted Cash	$_______________
+ Permitted Investments	$_______________
+ Availability	$_______________
TOTAL (LIQUIDITY)	$_______________

As of the Compliance Test Date shown above, Liquidity is $_________

Compliance as of the Compliance Test Date shown above: [__] Yes [__] No

(d) Minimum EBITDA. The Borrower will not permit EBITDA, calculated as of the end of the fiscal quarters of the Borrower ending March 31, 2023 and June 30, 2023 and, in each case, calculated for the fiscal quarter (and not the four quarter period) then ending, to be less than (i) ($1,000,000) for the fiscal quarter ending March 30, 2023 and (ii) $1 for the fiscal quarter ending June 30, 2023.

Net income	$_______________
+ interest expense	$_______________
+ income tax expense	$_______________
+ depreciation expense	$_______________
+ amortization expense	$_______________
+ extraordinary non-cash charges	$_______________
+ other non-cash charges	$_______________
+ non-cash stock based compensation expense	$_______________
+ business restructuring charges	$_______________
+ non-recurring expenses, fees, costs and charges incurred in connection with any proposed or actual Investment or issuance or incurrence of any Indebtedness not prohibited by the Agreement	$_______________
+ cost savings, operating expense reductions and cost synergies in connection with Permitted Acquisitions net of actual benefits realized	$_______________
+ one-time expenses for bad debt not to exceed $14,206,000	$_______________
+ non-recurring expenses, fees, costs and charges incurred in connection with any proposed issuance of Equity Interests which is not consummated, not to exceed $1,000,000	$_______________

EXHIBIT D – Page 6

+ non-recurring expenses, fees, costs and charges incurred in connection with any actual issuance of Equity Interests not prohibited by the Agreement	$_______________
- any cash payments made in respect of non-cash charges taken in a prior period	$_______________
- extraordinary gains and any non-cash items of income	$_______________
TOTAL (EBITDA)	$_______________

As of the Compliance Test Date shown above, EBITDA is $_________

Compliance as of the Compliance Test Date shown above: [__] Yes [__] No

EXHIBIT D – Page 7

Schedule II to Compliance Certificate

Borrower’s Applicable Rate Calculation

A) Funded Indebtedness	$_______________
- lesser of (i) Unrestricted Cash or (ii) one-half of B Total below	$_______________
A TOTAL (NET FUNDED INDEBTEDNESS)	$_______________
B) Net income	$_______________
+ interest expense	$_______________
+ income tax expense	$_______________
+ depreciation expense	$_______________
+ amortization expense	$_______________
+ extraordinary non-cash charges	$_______________
+ other non-cash charges	$_______________
+ non-cash stock based compensation expense	$_______________
+ business restructuring charges	$_______________
+ non-recurring expenses, fees, costs and charges incurred in connection with any proposed or actual Investment or issuance or incurrence of any Indebtedness not prohibited by the Agreement	$_______________
+ cost savings, operating expense reductions and cost synergies in connection with Permitted Acquisitions net of actual benefits realized	$_______________
+ one-time expenses for bad debt not to exceed $14,206,000	$_______________
+ non-recurring expenses, fees, costs and charges incurred in connection with any proposed issuance of Equity Interests which is not consummated, not to exceed $1,000,000	$_______________
+ non-recurring expenses, fees, costs and charges incurred in connection with any actual issuance of Equity Interests not prohibited by the Agreement	$_______________
- any cash payments made in respect of non-cash charges taken in a prior period	$_______________
- extraordinary gains and any non-cash items of income	$_______________
B TOTAL (EBITDA)	$_______________
A Total / B Total = Leverage Ratio	to 1.00

As set forth above, as of the Compliance Test Date, the Leverage Ratio is _________ to 1.00.

EXHIBIT D – Page 8

Category	Leverage Ratio	Term Benchmark/RFR Spread	CBFR Spread	Commitment Fee Rate
1	Greater than or equal to 2.50 to 1.00	4.00%	3.00%	0.40%
2	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	3.50%	2.50%	0.35%
3	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	3.25%	2.25%	0.30%
4	Less than 1.50 to 1.00	3.00%	2.00%	0.25%

Based on such Leverage Ratio, the Applicable Rate is determined by reference to Category ___

EXHIBIT D – Page 9